SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                            __________________


                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  September 8, 1997


                      Connecticut Energy Corporation
           (Exact Name of Registrant as Specified in Charter)


           Connecticut                1-8369           06-0869582
    (State or Other Jurisdiction    (Commission        (IRS Employer
         of Incorporation)           File Number)    Identification No.)


855 Main Street, Bridgeport, Connecticut                 06604
(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code  (800) 760-7776


_____________________________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events
         ____________


    As previously reported, The Southern Connecticut Gas Company ("Southern"), a wholly owned subsidiary of Connecticut Energy Corporation (the "Company"), has identified coal tar residue at three sites in Connecticut resulting from coal gasification operations conducted at those sites by Southern's predecessors from the late 1800s through the first part of this century. Many gas distribution companies throughout the country carried on such gas manufacturing operations during the same period. The coal tar residue is not designated a hazardous material by any federal or Connecticut agency, but some of its constituents are classified as hazardous.

    On April 27, 1992, Southern notified the Connecticut Department of Environmental Protection ("DEP") and the United States Environmental Protection Agency of the presence of coal tar residue at the sites. On November 9, 1994, the DEP informed Southern that it had performed a preliminary review of the information provided to it by Southern and had determined that, based on current priorities and limited staff resources, a comprehensive review of the site conditions and subsequent participation by the DEP "are not possible at this time."

    On September 8, 1997, Southern received a letter from the DEP informing it that the three sites had been entered on the Connecticut Inventory of Hazardous Waste Sites. The letter states that the site located on Pine
Street in Bridgeport, Connecticut may be of particular interest to the State of Connecticut because of its proximity to the Connecticut Department of Transportation expansion project of the U.S. Highway Route #95 Corridor. Placement of the sites on the Inventory of Hazardous Waste Sites means that the DEP may pursue remedial action pursuant to the Connecticut General Statutes.

    Each site is located in an area that permits Southern to voluntarily perform any remedial action. Connecticut law also allows Southern to retain a Licensed Environmental Professional to conduct further environmental assessments and, if necessary, to develop remedial action plans in accordance with Connecticut Remediation Standard Regulations. Southern intends to confer with officials of the DEP and the Department of Transportation to establish priorities in connection with the environmental assessments.

    Management cannot at this time predict the costs of any future site analysis and remediation, if any, nor can it estimate when any such costs, if any, would be incurred. While such future analytical and cleanup costs could possibly be significant, management believes, based upon the provisions of the Partial Settlement in Southern's most recent rate order and regulatory precedent with other local gas distribution companies in Connecticut, that Southern will be able to recover these costs through its customer rates. Although the method, timing and extent of any recovery remain uncertain, management currently does not expect that the incurrence of such costs will materially adversely impact the Company's financial condition or results of operations.


                                SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CONNECTICUT ENERGY CORPORATION
                                                  (Registrant)



Date:  September 10, 1997                By:  /s/Vincent L. Ammann, Jr.
       __________________                     __________________________
                                                Vincent L. Ammann, Jr.
                                                  Vice President and
                                               Chief Accounting Officer